Exhibit 10.11

DATED 27 September 2010 (as amended and restated on 01 May 2013) AMONG Luxoft Holding Inc. AND Luxoft SOP Company S.A. AND IBS Group Holding Limited AND Rus Lux Limited AND Mr. Loschinin Dmitry

 OPTION AGREEMENT THIS OPTION AGREEMENT is made on September 27th 2010 (as amended and restated on ) AMONG: (1) Luxoft Holding Inc, a company duly organized and existing under the laws of the British Virgin Islands, represented by Director Granovsky Glen acting on the basis of Articles of Association hereinafter referred to as the “Company”, and (2) Luxoft SOP Company S.A., a company duly organized and existing under the laws of the British Virgin Islands represented by Director Zabezhinsky Leonid acting on the basis of Articles of Association hereinafter referred to as the “SPV”, and (3) IBS Group Holding Limited, a company duly organized and existing under the laws of Isle of Man represented by Director Rodionov Ivan acting on the basis of Articles of Association hereinafter referred to as the “IBS Group”, And (4) Rus Lux Limited, a company duly organized and existing under the laws of Guernsey represented by Authorized person hereinafter referred to as the “Rus Lux”,,

And (5) Loschinin Dmitry Russia Moscow Belomorskaya Str. 20 bld 3-60 passport: series 4511 number 205708 issued on 28/03/2012 by Otdelenie UFMS Russia Moscow po raiony Levoberezhniy, department code 770-022 hereinafter referred to as the “Participant”, hereinafter referred to as the “Party” and jointly - the “Parties”. The Parties have agreed to enter into this Option Agreement, hereinafter referred to as the “Option Agreement” as follows: NOW THIS DEED WITNESSES AS FOLLOWS: DEFINITIONS AND INTERPRETATION The following words and expressions shall have, where the context so admits, the following meanings: Acceptable Termination Grounds: the grounds for termination of the SOP participation that are not included in the category of Non-acceptable Termination Grounds hereunder, and that do not affect the Participant’s Right to Compensation. Such grounds may include the following:  Termination of the employment with the Participant by a company within the Group by reason of mutual consent;  Recognition of the SOP Participant as being incapable of performing his labor activities in accordance with a medical report, issued in accordance with the applicable legislation;  Participant’s death;  Recognition that the SOP Participant is missing or deceased pursuant to a court decision;  Other grounds.

 Board: the board of directors of the Company. Business Day: shall mean a day (other than Saturday, Sunday and the State Holidays) when clearing banks are open for business. Calculation Date: the following dates of granting of the relevant Part of the Compensation to the Participant: Part 1 of the Compensation — March 31, 2010; Part 2 of the Compensation — March 31, 2011; Part 3 of the Compensation — March 31, 2012; Part 4 of the Compensation — March 31, 2013; Part 5 of the Compensation — March 31, 2013. Change of Control means the first to occur of any of the following events: (a) An entity is or becomes a beneficial owner, directly or indirectly, of shares of the Company representing more than 50% of the total voting power of the Company then outstanding shares; provided, however, that for the purposes of this subsection (a) the following acquisitions shall not constitute a Change of Control for the purposes of this Option Agreement: (i) any acquisition directly by the Company, (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i) or (ii) of subsection (b) of this definition; (iv) any transfer of the shares in the Company by the beneficiary owners of the shares into nominal share holding or into fiduciary management; (v) any transfer of the shares in the Company to the affiliated persons of the beneficiary owners of the shares in Company; (b) there is consummation of a merger, consolidation or other corporate transaction involving the Company, other than (i) a merger, consolidation or transaction as a result of which the shares held by the shareholders of the Company continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no entity is or becomes the beneficial owner, directly or indirectly, of shares of the Company representing more than 50% of the combined voting power of the Company’s then outstanding shares; (c) the sale or disposition by the Company of all or substantially all of Company’s assets other than a sale or disposition by the Company of all or a substantial part of Company’s assets to affiliated persons of the Company or to affiliated persons of beneficial owners of shares in the Company. (d) the shareholders of the Company completed the liquidation of Company as a legal entity, except for reorganization of the Company which amounts to a transformation (change of the legal form of the Company). Compensation: the right of the Participant to acquire the Shares of the Company subject to the terms and conditions of this Option Agreement. Criteria of long-service (CLS): the condition that the Participant’s employment within the Group is continuing as at the Calculation Date of the respective Part of the Compensation. Dispute: dispute, controversy or claim arising out of or in connection with this Option Agreement, including any issue regarding its existence, validity, termination or breach. Employment Agreement: shall mean an employment agreement or contract between the Participant and any company within the Group. Exercise period: the period in which the Participant is entitled to receive Parts 1, 2, 3, 4 and 5 of the Compensation respectively, within which the Participant may submit to SPV the exercise notice. The Exercise period is equal to:

Part 1 of the Compensation — 5 years from the date of granting of the Right to the Part 1 of the Compensation;  Part 2 of the Compensation — 4 years from the date of granting of the Right to the Part 2 of the Compensation;  Part 3 of the Compensation — 3 years from the date of granting of the Right to the Part 3 of the Compensation;  Part 4 of the Compensation — 2 years from the date of granting of the Right to the Part 4 of the Compensation;  Part 5 of the Compensation - 2 years from the date of granting of the Right to the Part 5 of the Compensation. Group or a company within the Group: Company, any of its subsidiary or associated companies, and any of its affiliated companies. Date of the Proposed IPO: the date of the first offering of the Company’s shares by way of an open subscription and/or offering of shares of the Company to a wide range of investors; KPI: key performance indicators which shall be the following:  Revenue of the consolidated statement of income of the Company 2012 fiscal year established by the Board for the purposes of the SOP in the amount of USD 260,000,000; and EBITDA of the consolidated statement of income of the Company 2012 fiscal year established by the Board for the purposes of the SOP equal to USD 45,000,000. Material damage: the following actions performed by the Participant with regard to the company within the Group:  Adoption of a decision by the Participant while performing his job responsibilities resulted in material damage to the company within the Group in the amount exceeding USD 200,000;  Performance of any actions (or inaction) by the Participant while performing his job responsibilities resulted in material damage to the company within the Group in the amount exceeding USD 200,000. Nominal Value: the nominal value of each registered share as set out in the Memorandum and Articles of Association of the Company. Non-disclosure agreement: an agreement concluded between the Participant and Luxoft Holding Inc # 1DL dated 27 September 2010. Part of the Compensation: has the meaning indicated in clauses 2.1.1. — 2.1.5. of this Option Agreement. Proposed IPO: the offering of shares of the Company by way of an open subscription and/or offering of shares of the Company to a wide range of investors; Right(s) to the Compensation: the right of the Participant to acquire/execute any Part of the Compensation pursuant to this Option Agreement. Shares: the registered bonus ordinary shares of the Company with no par value pursuant to the right to acquire shares which should be granted to the Participant as a Compensation in such amounts as set out in the Option Agreement. SOP: stock (share) option plan for long-term remuneration of employees of companies of the Group, which terms and conditions are set out in this Option Agreement. The SOP was adopted by the Board resolution (unanimous written consent of the directors of the Company) dated March 25, 2010. SOP Committee: an authorized body of the Company, specifically appointed for the purposes of SOP administration (in particular, to adopt any decisions regarding new Participants, for assessment of the particular reasons and grounds for termination of participation in the SOP by the Participant as being Unacceptable, etc.) by the Board resolution (unanimous written consent of the directors of the Company) dated March 25, 2010. Unacceptable Termination Grounds: the grounds for termination of the Participant’s participation in the SOP for any reason if so is decided by the SOP Committee with regard to the Participant. i.e.: a) Being a shareholder personally or through third parties in the share capital of a competitor of the Group by acquiring 3% of the shares of the company-competitor of the Group; b) Conclusion by the Participant of an employment agreement or a contract with a company-competitor of the Group with regard to rendering (personally or by proxy) of services and/or performing of works in favor of a competitor of the Group; or assignment of rights and obligations under such a contract from a third party to the Participant 1 year following the date of termination of the Employment Agreement between the Participant and the company within the Group; c) Violation by the Participant of the conditions of Non-compete agreement, concluded by the Participant with the company within the Group; d) Violation by the Participant of the conditions of the Employment Agreement, Non-disclosure agreement, concluded by the Participant with the company within the Group; e) The Participant caused a Material damage to the company within the Group; f) The Participant has terminated the Employment Agreement with the company within the Group and has not ensured the transfer of duties. In this Option Agreement unless the context otherwise requires: (a) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments

 (whether with or without modification); (b) references to clauses are references to clauses hereof; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the section in which the reference appears; (c) references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa. 1. SUBJECT OF THE OPTION AGREEMENT 1.1. In consideration of the Participant’s continuing employment with the Group, the SPV shall grant to the Participant the right to acquire the Shares as the Compensation under the SOP on the terms set out in this Option Agreement. The SPV agrees to transfer such Shares to the Participant in accordance with the procedure and subject to the conditions established by this Option Agreement. 1.2. The right to acquire Shares in the amount 54 230 (Fifty four thousand two hundred thirty) shall be granted to the Participant free of charge in parts provided that:  CLS are observed by the Participant (for Parts 1-5 of the Compensation) and  KPI set out in the present Option Agreement are achieved by the Company (for Part 5 of the Compensation). 2. GRANTING OF COMPENSATION 2.1. The Compensation shall be granted to the Participant in 5 (five) parts as follows: 2.1.1. Part 1 of the Compensation The SPV shall grant to the Participant a right to acquire the Shares constituting 60% of the total Compensation on the Calculation Date for Part 1 of the Compensation (March

 31, 2010) in the amount of 31 197 (Thirty one thousand hundred ninety seven), which shall constitute 3,00% (Three percent) of the placed shares of the Company on the date of execution of this Option Agreement. 2.1.2. Part 2 of the Compensation The SPV shall grant to the Participant a right to acquire the Shares on the Calculation Date for Part 2 of the Compensation (March 31, 2011) in the amount of 184 (One hundred eighty four) provided that the CLS set out in this Option Agreement are met by the Participant. 2.1.3. Part 3 of the Compensation The SPV shall grant to the Participant a right to acquire the Shares on the Calculation Date for Part 3 of the Compensation (March 31, 2012) in the amount of 185 (One hundred eighty five) provided that the CLS set out in this Option Agreement are met by the Participant. 2.1.4. Part 4 of the Compensation The SPV shall grant to the Participant a right to acquire the Shares constituting 20% of the total Compensation on the Calculation Date for Part 4 of the Compensation (March 31, 2013) in the amount of 11 160 (Eleven thousand hundred sixty), which shall constitute 1,00% (One percent) of the placed shares of the Company on the date of execution of this Option Agreement provided that the CLS set out in this Option Agreement are met by the Participant.

 2.1.5. Part 5 of the Compensation The SPV shall grant to the Participant a right to acquire the Shares constituting 20% of the total Compensation on the Calculation Date for Part 1 of the Compensation (March 31, 2013) in the amount of 11 504 (Eleven thousand five hundred four), which shall constitute 1,00% (One percent) of the placed shares of the Company on the date of execution of this Option Agreement provided that KPI set out in this Option Agreement are achieved by the Company and CLS are met by the Participant. 3. EXERCISE OF THE RIGHT TO THE COMPENSATION 3.1. The Participant may only exercise his Right to the Compensation in the form of Shares of the Company partially or in full by way of a written exercise notice given to the SPV in accordance with the procedure set out in clause 11.4 of this Option Agreement. The exercised notice shall include:  The date on which the exercised notice is given;  The Statement to the effect that the Participant is exercising his Right to the Compensation with indication of the relevant Part(s) of the Compensation;  A date expiring after a certain period from the date of the exercise notice, on which the Shares transfer is to be completed. 3.2. Pursuant to an additional written agreement between the Parties the Shares, to be granted to the Participant to fulfill his Rights to the Compensation, may be kept by the SPV in its ownership within the agreed term after the granting of the relevant Part of the Compensation but within the Exercise period. Under the said agreement the SPV shall annually pay to the Participant an amount equal to the dividends applicable to these Shares within 5 Business Days after they are transferred to the SPV’s account from the Company. Upon execution of such agreement the Shares shall be granted by the SPV to the Participant in accordance with the procedure set out in this Option Agreement. 3.3. The exercise notice shall be sent by the Participant to the SPV to the address indicated or fax number given in clause 11.4 of this Option Agreement. Once given, an exercise notice may not be revoked without the written consent of the SPV. 3.4. The SPV shall provide the holder of the Register for the Company and the Registered Agent for the Company 30 (thirty) Business Days following receipt of notification with regard to execution with respect to the relevant Part of the Compensation with all the required documents evidencing the transfer of the shares’ title to the Participant with observance of and compliance with all the requirements and following such procedures as required by the legislation of British Virgin Islands. 3.5. The SPV shall be obliged to provide the Participant with an extract from the shareholders register confirming the fact of making an entry into the Register on the transfer of the Shares to the Participant within 30 (thirty) Business Days following receipt of notification of the Participant’s exercise notice when the respective Part of the Compensation is granted to him. The given term may be increased under circumstances which the SPV may not affect 3.6. The Shares shall be transferred with full title guarantee free from all liens, charges and encumbrances and with all rights attached to them at the date of the transfer of the Shares. 3.7. The Participant is entitled to sell or dispose otherwise the Shares granted to him in result of exercising his Right to the Compensation under the SOP in accordance with this Option Agreement (this provision, for the avoidance of doubt, is applicable with respect to any Part of the Compensation) in compliance with the pre-emptive rights of the following Company’s shareholders: IBS Group and/ or Rus Lux and/ or SPV in the procedure set out in Addendum # 1 to this Option Agreement. The pre-emptive rights of the shareholders enlisted in this article shall be ceased: 3.7.1. from the Date of the Proposed IPO of the Company; or 3.7.2. for the avoidance of doubt, on the date upon which the shareholder ceases to hold any shares in the capital of the Company. 3.8 The parties hereby agree, that the part of the Options are granted in replacement of the Participants 5% share in the subsidiary of the Company — Luxoft RM SRL. Therefore, the Participant undertakes to conclude and register the agreement to transfer back to the Company the above 5% share in Luxoft RM SRL. Only after that the Participant shall have the right to exercise to the compensation part 5 (Agreement item 2.1). In this case the Company undertakes to buy the Shares in the amount of 5% in affiliated person Luxoft RM RSL from the Participant. 3.9. The Participant hereby agrees that if requested by the managing underwriter(s) in connection with an offering of shares of the Company registered pursuant to the U.S. Securities Act of 1933, as amended, (“Registered Offering”) such Participant will enter into a customary “lock-up agreement” with the managing underwriter(s) pursuant to which the Participant will agree not to sell or transfer any Shares or any beneficial interest in Shares of the Company during (x) a period of one hundred and eighty (180) days in the case of the Company’s initial public offering (“IPO”) following the date of the final prospectus related to the Company’s IPO (the “IPO Holdback Period”) and (y) a period not to exceed the IPO Holdback Period following the date of the final prospectus related to any Registered Offering, in each case subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable. 4. WARRANTIES AND UNDERTAKINGS 4.1. The Company represents and warrants that: a) as at the execution of this Option Agreement the Participant’s right to obtain the particular Part of the Compensation and the Shares are free from all liens, charges and encumbrances, are not under bail or arrest or encumbrance in any other way, are not the subject of any disputes, there are no court or any other authorities decisions entered into force with regard to the Shares, prohibiting or restricting the right of disposal of the Shares and other rights thereto; b) there are no established restrictions with regard to the disposal of the Shares which interfere and (or) make it impossible to duly fulfill such obligations. 4.2. The Participant agrees and undertakes to the Company and the SPV that he will not, during the period of his employment with the company within the Group as well as the period of one year following the termination of his employment with the company within the Group, by himself or, through his employees or agents or otherwise and whether directly or indirectly or on his own behalf or on behalf of any person do any of the activities set out in the Non-compete conditions. 4.3. If any Participant will be assessed by the SOP Committee as the Participant terminated the participation in the SOP under Unacceptable Termination Grounds set out in the section Terms and Definitions of this Option Agreement the parties’ (including any relevant third party (if any)) relations should be subject to application of clause 8.2. of this Option Agreement.

4.4. The SPV represents and warrants to the Participant that: 4.4.1. it has full power and authority to grant the right to acquire the Shares on the terms and conditions of this Option Agreement; 4.4.2. it is, and will remain during the term of this Option Agreement, the legal and beneficial owner of the Shares, subject only to the rights of the Participant under this Option Agreement; 4.4.3. the Shares represent 5% (Five percents) of the ordinary shares of share capital of the Company issued or agreed to be issued and there is no option or right outstanding in favour of any third party to subscribe for any of the Shares (other than the Participants). 5. TAXATION 5.1. The relationship of the Participant to the SPV or the Company shall not represent employment relations between the Parties and nothing in this Option Agreement shall render the Participant the SPV’s/Company’s employee. 5.2. This Option Agreement is not a contract of employment and accordingly the Participant shall be fully responsible for any personal income tax to be paid under the applicable legislation and any other liability, deduction, assessment or claim arising from or made in connection with this Option Agreement, where such recovery is not prohibited by law. 5.3. Accordingly, the Participant will not be entitled to gross-up the amount of the Compensation received pursuant to clause 5.2 of this Option Agreement.

 6. CONDITIONS OF THE RIGHT TO THE COMPENSATION 6.1. The Right to the Compensation shall be personal to the Participant and shall not be transferred or assigned by the Participant otherwise than by last will or by the laws of descent or succession. Any transfer, assignment, or any other dealing with the Compensation by the Participant contrary to the provisions of this Option Agreement shall render the relevant Compensation void, which shall preclude any Right to the Compensation (save for any Shares which have already been issued to the Participant). 6.2. In the event of the death of the Participant prior to receipt of the Compensation and provided that the Participant would have qualified for the Compensation under the terms of this Option Agreement at the date of his death, the Right to Compensation shall be transferred to the designated beneficiary (ies) of the Participant, enlisted in the Addendum # 2 to this Option Agreement provided that the laws of descent or succession in the country where the Participant lived prior to his death permit this and provided that any legal formalities required by such laws of descent or succession have been complied with. Following such transfer, the designated beneficiary may have the right to receive the Compensation in cash in accordance with clause 10 of this Option Agreement. 7. EARLY TERMINATION OF THE OPTION AGREEMENT 7.1. This Option Agreement shall terminate in the event of termination of the employment between the company of the Group and the Participant. In this case the termination date of this Option Agreement shall be the last working day of the Participant with the company within the Group. The following provisions of this Option Agreement shall survive termination of this Option Agreement: clauses 5.2, 6.2, 8.4, 9, 10, 11.2 to 11.10.

 8. TERMINATION OF RIGHTS TO COMPENSATION 8.1. The Parties agree that the Participant shall cease to be entitled to the relevant Part of the Right to the Compensation which have not already been granted to the Participant as provided for by this Option Agreement in the following circumstances: 8.1.1. The Participant has not met the relevant CLS stipulated in this Option Agreement (for Parts 1-5 of the Compensation) except for the case provided for in clause 8.4 of this Option Agreement. 8.1.2. The Company has not met KPI set out in this Option Agreement (for Part 5 of the Compensation). 8.2. The Participant terminated the participation in the SOP due to Unacceptable Termination Grounds shall be subject to one of the following implications under the SOP Committee decision: a) The Participant shall be entitled to retain the Shares granted to the Participant by the moment of termination of participation in the SOP but loses his Right to the Compensation which was granted but not exercised by the Participant by the moment of termination of participation in the SOP; b) The Shares, granted to the Participant by the moment of termination of his participation in the SOP, shall be subject to buy-back in accordance with clause 9 of this Option Agreement. The Participant shall lose his Right to the Compensation which was granted but not exercised by the Participant and to the Compensation which has not been granted to the Participant by the moment of termination of participation in the SOP. 8.3. In cases listed in clause 8.1 of this Option

 Agreement the Participant and his beneficiaries enlisted in the Addendum #2 to this Option Agreement, hereby waive any and all rights to Compensation and/or any claims he may have against the Group, Company and SPV by reason of and relating to this Option Agreement including for the avoidance of doubt any claim for damages in respect of this Option Agreement by virtue of the termination of the participation in the SOP. 8.4. If at any time during the term of this Option Agreement the participation in the SOP is terminated based on Acceptable Termination Grounds, the Participant shall retain his Right to the Part of the Compensation which has accrued during the period of the Employment Agreement under this Option Agreement (rounded up to the nearest number of whole Shares). The exact amount of the Compensation in each case shall be determined by the SOP Committee and indicated in the addendum hereto. 8.5. In case that in result of Change of Control of the Group, which took place at any time during the term of this Option Agreement: 8.5.1. the termination of employment of the Participant by a company within the Group has occurred (termination of the Employment Agreement on the initiative of the company within the Group) — in this case the Participant should be granted with the Right to the Compensation anticipatorily at the moment of termination of employment and in full volume irrespective of achieving KPI by the Company and meeting CLS by the Participant in accordance with this Option Agreement, including, for the avoidance of doubt, the Right to those Parts of the Compensation, which date of grant has not been met by the moment of termination of employment of the Participant:

 8.5.2. the Employment Agreement with the Participant continues — in this case the Participant retains his Right to the Compensation in accordance with this Option Agreement. 9. BUY-BACK CONDITION 9.1. If any Participant will be assessed by the SOP Committee as the Participant terminated the participation in the SOP under Unacceptable Termination Grounds set out in of the section Terms and Definitions of this Option Agreement such Participant, under the SOP Committee decision on application to him of sub-clause b) of clause 8.2 of this Option Agreement, shall be deemed to have offered for sale at a Nominal Value by way of a transfer notice (“Deemed Transfer Notice”) to the SPV and the SPV shall purchase: 9.1.1. all of the Shares held by the Participant; 9.1.2. in respect of all Shares subsequently acquired by the Participant and the holders of the Shares (“Transferred Shares”) which have been transferred by the Participant after the date of the deemed service of a Deemed Transfer Notice. 9.2. Completion of the sale and purchase of the Shares under clause 9.1 shall take place within ninety (90) days of the Deemed Transfer Notice. 9.3. When the conditions set out in clause 9.1 of this Option Agreement occur: 9.3.1. any transfer notice previously issued or deemed issued to the Participant in relation to his Shares shall immediately be cancelled (unless all the Shares subject to it have already been sold) and no further transfer notice shall be issued or deemed to be issued in respect of such Shares (except for Deemed Transfer Notice under clause 9.1. of this Option Agreement); and 9.3.2. none of the Shares which are the subject of the Deemed Transfer Notice shall entitle the transferor of such Shares to receive notice of, attend or vote at any general meeting of the Company or meeting of the holders of Shares of the same class and such Shares shall not be counted in determining the total number of votes which may be cast at any such meeting or for the purposes of a written resolution of any members or class of members. 9.4. If a Participant fails to transfer any Shares the subject of a Deemed Transfer Notice when required pursuant to clause 9.1 of this Option Agreement, the Board may authorize any person (who shall be deemed to be the attorney of the Participant for that purpose) to execute the necessary transfer of such Shares and deliver it on the Participant’s behalf. The Company may receive the purchase money for the relevant Shares from the SPV and shall, upon receipt of the duly stamped transfer, register the SPV as the holder of those Shares. The Company shall hold the purchase money in a separate bank account on trust for the Participant but shall not be bound to earn or pay interest on any money so held. The Company’s receipt for the purchase money shall be a good discharge to the SPV (who shall not be concerned to see to the application of it). After the name of the SPV has been entered in the register of members in purported exercise of the power conferred by this clause 9.4, the validity of that exercise shall not be questioned by any person.

 10. ACQUISITION OF SHARES/ASSIGMENT OF THE RIGHT TO THE COMPENSATION 10.1. The SPV shall be entitled to propose annually to the Participant to acquire his Shares and/ or assign the Rights to the Compensation and to provide the Participant with the relevant consideration (hereinafter — “Consideration”). 10.2. The proposal for acquisition of the Shares/ assignment of the Rights to the Compensation shall be sent by the SPV to the Participant by way of a notification, indicating the following: a) date of the proposed acquisition/ assignment; b) amount of Consideration, determined on the basis of evaluation performed by the Company; c) quantity of Shares/ Rights to the Compensation to be acquired by the SPV in the respective period (quota); d) term within which the Participant shall submit an application to the SPV of his intention to sell the Shares/ to assign the Right(s) to the Compensation. 10.3. In case the Participant agrees to the above proposal he shall express his intention to sell the Shares/ assign his Right(s) to the Compensation by virtue of submitting to the SPV a written application within the term indicated in the notification, stipulating the quantity of the Shares to be the subject of the sale/ assignment of the Right(s) to the Compensation to the SPV. 10.4. The SPV shall within 3 (three) Business Days of receipt of the application shall make an assessment of the application and shall inform the Participant of the exact amount of Shares/ Right(s) to the Compensation subject to acquisition/assignment by the SPV, based on the quota by virtue of notification. 10.5. If the Participant accepts the offer by the SPV to acquire the Shares/ assign the Right(s) to the Compensation, on the terms offered, the Parties shall enter into an agreement in relation to the sale of the Shares/ assignment of the Right(s) to the Compensation. 11. MISCELLANEOUS 11.1. Employment. This Option Agreement shall not in any way alter the Participant’s employment status with any company within the Group or guarantee employment for any period of time, and it does not establish or construe any part of labor relations between the Participant, SPV and the Company. 11.2. Confidentiality. The Parties undertake to observe confidentiality in all matters related to this Option Agreement and their performance hereunder. Confidential information shall be any information transferred or disclosed by any of the Parties to the other in the course of performance of this Option Agreement. This clause shall not apply to information and data which is:  generally available to the public otherwise than through the default of the Participant;  available or becomes available to one Party on a non-confidential basis from a source other than the other Party,  becomes known to one Party independent of any information furnished by one of the other Parties;  disclosed pursuant to a legal requirement or by an order of the court or which is a protected disclosure in accordance with the Public Interest Disclosure Act 1998 (if applicable). Confidential information can be stated in letters, notices and other documents, both in physical and electronic forms. Unless otherwise stipulated in the legislation, the Parties will:  not share, discuss the content, provide copies, publish or disclose in any other form to third parties Confidential information without the prior written consent of the other Party. The written consent is not required if disclosure to the state authorities authorized to request such information is required by law, on the basis of the duly executed request to provide such information, judicial bodies and representatives of the appropriate Party for the purpose of defending and exercising rights under this Option Agreement (in all abovementioned cases — without notifying the other party);  take all measures and use all legal means for protecting Confidential information and avoiding its unauthorized disclosure;  use Confidential information only for purposes of implementing the Option Agreement; not disclose to third parties the fact of the transfer or obtaining of Confidential information. The Participant agrees to keep the existence and terms of this Option Agreement strictly confidential and will not divulge such terms to any person, except for members of his immediate family, and any advisors consulted by the Participant for legal, financial or tax advice in respect of this Option Agreement and/or assistance in ensuring compliance with the terms herein. 11.3. Governing Law; Resolution of Disputes. This Option Agreement shall be governed by and construed in accordance with the laws of England and Wales. Any Dispute shall be referred to and finally resolved by the London Court of International Arbitration for final and binding resolution under UNCITRAL rules, which rules are deemed to be incorporated by reference into this clause. The arbitration shall be conducted in the City of London, before one arbitrator appointed in accordance with the UNCITRAL rules and the language of the arbitration shall be English. The arbitrator shall have the power to issue such orders for interim relief pending final award as may be necessary to preserve the rights of the Parties, without prejudice to the final determination of the Dispute. Any arbitral award shall be in writing and shall state the reasons therefore. 11.4. Notices and notifications. Any notice or notification to be given under this Option Agreement will be in writing and shall be signed by or on behalf of a Party giving it and will be deemed to be sufficiently served by one Party on the other if it is either sent by fax, delivered personally or by an international or courier service and addressed to the Party to whom it is to be given, in the case of the

 Participant at his last known residence. Any notice or notification so served by hand, fax or overnight courier shall be deemed to have been duly given: (i) in the case of delivery by hand, when delivered; (ii) in the case of fax, at the time of transmission; (iii) in the case of overnight delivery, at noon on the next Business Day following the date of delivery to the courier; provided that in each case where delivery by hand or by fax occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. Any notice or notification shall be given by the Parties at the following addresses: To the SPV: Luxoft SOP Attn: Directors c/o IBS
PO BOX 1122
Hewitt, NJ 07421
USA Fax: (201) 505 9526 To the IBS Group: Kissack Court 29 Parliament Street IM8 1JA Ramsey Isle of Man Fax: (201) 505 9526 To Rus Lux : 4th Floor, West Wing Trafalgar Court Admiral Park St Peters Port Guernsey, GY1 2JA Channel Islands Fax: +44 1481 723162 For the Attention of the Directors

 To the Participant: Belomorskaya Str. 20 bld 3-60 Moscow, Russia, 125195 To the Company: Akara Bldg., 24 De Castro Street, Wickhams Cay I, PO box 3136 Road Town, Tortola, BVI Fax: (201) 505 9526 11.5. Sections and Headings. All section references in this Option Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Option Agreement. 11.6. Language. The Option Agreement is made in five copies, one copy for each Party, each of five copies being of equal legal power. Should different interpretations arise from translation, the English version shall prevail. All notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed upon by the Parties. 11.7. Counterparts. This Option Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument. 11.8. Waiver. No failure or delay by any Party in exercising any right or remedy provided by law or under or pursuant to this Option Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. No provision in this Option Agreement may be amended unless such amendment is agreed to in writing, signed by the Participant and by a duly authorised officer of the SPV and the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Option Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Participant or a duly authorised officer of the Company and the SPV, as the case may be. 11.9. Third Party Rights According to The Contracts (Rights of Third Parties) Act, no third party which is not the party of this Option Agreement, except for any company within the Group, any shareholder(s) of the Company and the beneficiary (ies) of the Participant specified in the Addendum #2 to this Optional Agreement, shall have any right with regard to the fulfillment of conditions of current Option Agreement, and shall not have any demand regarding its execution. 11.10. Severability If any provision of this Option Agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intentions of the Parties.

 EXECUTED AS A DEED as of the date first written above. SIGNED on behalf of the Company
 Granovsky Glen /s/ Glen Granovsky Director SIGNED on behalf of the SPV Zabezhinsky Leonid /s/ Leonid Zabezhinsky Director SIGNED by the Participant Loschinin Dmitry /s/ Dmitry Loschinin SIGNED on behalf of IBS Group Rodionov Ivan /s/ Ivan Rodionov Director SIGNED on behalf of Rus Lux

  Addendum # 1 to the Option Agreement dated 27 September 2010 THE ORDER OF DISPOSAL OF THE SHARES IN COMPLIANCE WITH THE PRE-EMPTIVE RIGHTS OF THE COMPANY’S SHAREHOLDERS: IBS GROUP HOLDING LIMITED, RUS LUX LIMITED AND SPV DEFINITIONS AND INTERPRETATION The following words and expressions mentioned in this Addendum shall have, where the context so admits, the following meanings: Articles: the articles of association of the Company as amended from time to time. Director: director of the Company. Encumbrance: any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same. SECTION 1 1.1. General prohibition The Participant is entitled to do, or agree to do, any of the following only in compliance with the procedure set out in this Addendum, or agreed by the other shareholders of the Company in writing: a) Sell, transfer or otherwise dispose of, any of his Shares or any interest in any of his Shares; b) Encumber any of his Shares or any interest in any of his Shares; c) Enter into any agreement or arrangement in respect of the votes or other rights attached to any of his Shares;

 d) Enter into any agreement or arrangement to do any of the foregoing. 1.2. Transfer to third parties The Participant (hereinafter, the “Selling Participant”) may transfer his Shares to a third party only if it receives an offer from such third party (hereinafter, the “Offer”) which: (a) Is a bona fide offer in writing; (b) Is from a third party which has its own financial resources to meet its obligations under the Offer or has a legally binding commitment from a lender for financing of the Share transfer in accordance with the terms of the transfer; (c) Is irrevocable during the period of the Offer, which cannot be less than 40 (forty) days; (d) Is governed by English law; (e) Is for cash consideration only; and (f) Contains all material terms and conditions (including the price and the intended completion date of the Offer); And in circumstances in which the Participant complies with the remaining provisions of this Addendum. 1.3. Notice of offers If a Selling Participant receives an Offer which he wishes to accept, he must immediately give written notice to the shareholders of the Company indicated in clause 3.7. of the Option Agreement (or such persons as those shareholders may have transferred their shares to, as notified by the Company to the Participant, hereinafter, the “Remaining Shareholders”). This notice shall contain the details of the proposed purchaser, number of the Shares and the purchase price for the Shares (hereinafter, the “Transfer Notice”), as well as an offer to sell those Shares which are subject to the Offer to the Remaining Shareholder(s) at the same cash price as set out in the Offer and on terms which are no less favorable than those contained in the Offer. The Transfer Notice shall also contain full details of all other terms and conditions of the Offer. 1.4. Options of Remaining Shareholders Once the Remaining Shareholder has(ve) received a Transfer Notice it/they may: (a) Send a written notice to the Selling Participant within 30 (thirty) calendar days accepting the offer set out in the Transfer Notice; (b) Send a written notice to the Selling Participant within 30 (thirty) calendar days declining the offer set out in the Transfer Notice; (c) Not reply to the Transfer Notice within 30 (thirty) calendar days or reply in a manner other than as specified in points (a), (b) of this clause. In those cases the Remaining Shareholder(s) shall be deemed not to have accepted the offer set out in the Transfer Notice. 1.5. Consequences of Transfer Notice (a) If the offer set out in the Transfer Notice is accepted, the Selling Participant must sell his Shares to the Remaining Shareholders. (b) If the offer set out in the Transfer Notice is not accepted, or deemed not to be accepted, the Selling

 Participant may accept the Offer and sell his Shares on the terms and conditions of the Offer. 1.6. Completion of transfer The sale of the Shares pursuant to this Addendum # 1 shall be made on the following terms: (a) Completion of the transfer of the Shares shall take place 7 (seven) Business Days after the date of expiry of 30 (thirty) calendar days period from the Transfer Notice receipt or any later date according to the Offer (hereinafter, the “Transfer Date”) and at such reasonable time and place as the shareholders agree or, failing which, at noon at the registered office of the Company; (b) the Selling Participant and, if relevant, the Remaining Shareholder (s) must deliver to the purchaser in respect of the Shares which it/they is/are selling on or before the Transfer Date: i. duly executed share transfer forms; ii. the relevant share certificates; and iii. a power of attorney in such form and in favor of such person as the purchaser may nominate to enable the purchaser to exercise all rights of ownership in respect of the Shares to be sold including voting rights; (c) the purchaser must pay the total consideration due for the Shares to the Selling Participant and, if relevant, the Remaining Shareholder(s) by the same day transfer of funds to the bank account(s) notified to it for the purpose on the Transfer Date; (d) if relevant, completion of the sale of the Shares of the Selling Participant and the Remaining Shareholders must take place simultaneously; and (e) in accordance with the provisions of Section 2 of this Addendum. 1.7. The provisions of paragraphs 1.1. to 1.6. shall not apply to transfers of any Shares by the Participant to third parties after the Date of the Proposed IPO. 1.8. Failure to complete sale (a) If the Selling Participant and/or, if relevant, the Remaining Shareholder(s) fail(s) or refuse(s) to comply with his/their obligations under this Addendum, the Company may authorize a person to execute and deliver the necessary transfer on his/their behalf. The Company may receive the purchase money in trust for the Selling Participant and/or, if relevant, to the Remaining Shareholder(s) and cause the purchaser to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the purchaser (who shall not be bound to see to the application of those moneys). After the purchaser has been registered as holder of the Shares being sold in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person. (b) If a Selling Participant fails or refuses to transfer any Shares in accordance with this Addendum, the other shareholder(s) may serve a default notice. At the end of the period of 5 (five) Business Days from the date of service of such a default notice (unless the non-compliance has previously been remedied to the reasonable satisfaction of the other shareholder), the defaulting Participant shall not be entitled to exercise any of his/their rights in relation to this Option Agreement and the Articles. The directors appointed by the defaulting Participant (or his predecessor(s) in title) shall not: i. Be entitled to vote at any Board meetings; ii. Be required to attend any meeting of Directors in order to constitute a quorum; or iii. Be entitled to receive or request any information from the Company. 1.9. General The Participants shall keep the Company informed, at all times, on the issue and contents of any notice(s) served pursuant to this Addendum and any election or acceptance relating to those notices. SECTION 2: SHARE TRANSFER PROVISIONS 2.1. Any sale and/or transfer of Shares pursuant to the Option Agreement shall be on terms that those Shares:  are transferred with full legal and beneficial title free from all Encumbrances; and  are transferred with the benefit of all rights attaching to them as at the date of the agreement to sell or transfer the Shares, as appropriate but without the benefit of any other warranties or representations whatsoever. 2.2. The Directors shall promptly register any transfer of Shares permitted by the Option Agreement and each Participant shall procure that each Director appointed by him shall comply with this obligation. 2.3. The parties shall procure that a transfer of Shares is not approved for registration unless the Option Agreement and the Articles have been complied with. The Company shall procure that each share certificate for Shares issued by it shall carry the following statement: “Any disposition, transfer, change of or dealing in any other in the Shares represented by this certificate is restricted by the Option Agreement dated 27 September 2010 and made between Luxoft Holding Inc., Luxoft SOP Company S.A., IBS Group, Rus Lux and Mr. Loschinin Dmitry.” 2.4. Each party shall do all things and carry out all acts which are reasonably necessary to effect the transfer of the Shares in accordance with the terms of the Option Agreement in a timely fashion. 2.5. On ceasing to be a shareholder, the Participant must use reasonable endeavours to hand over to the Company, save to the extent required by law, material correspondence, budgets, business plans, schedules, documents and records relating to the business held by him or any third party which has acquired such matter through that Participant and shall not keep any copies. 2.6. Upon a transfer of all the Shares held by the Participant  the continuing shareholder shall procure that all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by the Company to the transferring

 Participant (together with any accrued interest) are either assigned to the continuing shareholder for such value as may be agreed between the transferring Participant and the continuing shareholder, or failing agreement with the continuing shareholder, are repaid by the Company;  all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by that transferring Participant to the Company shall be repaid; and the continuing shareholder shall use all reasonable endeavors (but without involving any financial obligation on its part) to procure the release of any guarantees, indemnities, security or other comfort given by the transferring Participant to or in respect of the Company or its business. 2.7. Any assumption of the obligation of the transferring Participant by the continuing shareholder(s) is without prejudice to the right of the continuing shareholder and/or the Company to claim from the transferring Participant in respect of liabilities arising prior to the completion date of the transfer of Shares. 2.8. If a Participant ceases to be a shareholder it shall immediately upon transfer of his Shares procure the resignation of all his appointees to the Board. If the continuing shareholder(s) requests, it shall do all such things and sign all such documents as may otherwise be necessary to procure the resignation or dismissal of such person in a timely manner. 2.9. Those resignations shall take effect without any liabilities on the Company for compensation for loss of office or otherwise except to the extent that the liability arises in relation to a service contract with a Director who was acting in an executive capacity. Any Participant removing a Director appointed by him shall fully indemnify and hold harmless the other shareholder and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal.

 Addendum # 2 to the Option Agreement dated 27 September 2010    List of beneficiary(ies) of the Participant Name, Surname, Passport Details Loschinina Olga Passport # issued on 28/07/2010 by Otdeleniem po raiony Hamovniki OYFMC Russia Moscow CAO, subdivision code 770-011

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